Exhibit 10.1

GRACO
RESTORATION PLAN
(2005 Restatement)

GRACO
RESTORATION PLAN
(2005 Statement)

TABLE OF CONTENTS

Page

SECTION 1.	INTRODUCTION AND DEFINITIONS			1

	1.1.	Preamble
	1.2.	Definitions
		1.2.1.	Chief Administrative Officer
		1.2.2.	Committee
		1.2.3.	Compensation
		1.2.4.	Disability
		1.2.5.	Effective Date
		1.2.6.	Employer
		1.2.7.	Graco
		1.2.8.	Graco Employee Retirement Plan
		1.2.9.	Participant
		1.2.10.	Plan
		1.2.11.	Plan Statement
		1.2.12.	Separation from Service

SECTION 2.	ELIGIBILITY TO PARTICIPATE			4

	2.1.	General Eligibility Rule
	2.2.	Selection for Participation in the Plan

SECTION 3.	CONTRIBUTIONS			5

	3.1.	Participant Contributions
	3.2.	Graco Contributions

SECTION 4.	BENEFITS			6

	4.1.	Benefits in General
	4.2.	Retirement Benefits
	4.3.	Death Benefit
	4.4.	Effect of Misstatements by Participants

SECTION 5.	VESTING			8

SECTION 6.	UNFUNDED PLAN			9

SECTION 7.	DISTRIBUTIONS			10

	7.1.	Distribution
		7.1.1.	Time of Distribution
		7.1.2.	Form of Distribution
		7.1.3.	Taxation of Distribution
	7.2.	General Distribution Rules
		7.2.1.	Distribution in Cash
		7.2.2.	Facility of Payment
		7.2.3.	Non-Duplication of Benefits

SECTION 8.	SPENDTHRIFT PROVISION			12

SECTION 9.	AMENDMENT AND TERMINATION			13

	9.1.	Amendment
	9.2.	Discontinuance of Contributions and Termination of the Plan
	9.3.	Merger or Spinoff of Plans
		9.3.1.	In General
		9.3.2.	Beneficiary Designations

SECTION 10.	INDEMNIFICATION			14

SECTION 11.	DETERMINATIONS — CLAIM PROCEDURES			15

	11.1.	Determinations
	11.2.	Claim and Review Procedures

SECTION 12.	PLAN ADMINISTRATION			16

	12.1.	Board of Directors
	12.2.	Committee
	12.3.	Chief Administrative Officer
	12.4.	Fiduciary Responsibility — In General
		12.4.1.	Limitation on Authority
		12.4.2.	Dual Capacity
	12.5.	Administrator
	12.6.	Named Fiduciaries
	12.7.	Service of Process
	12.8.	Rules and Regulations
	12.9.	Method of Executing Instruments
	12.10.	Information Furnished by Participants
	12.11.	Receipt of Documents
	12.12.	Powers of Attorney
	12.13.	Guardians and Conservators

SECTION 13.	IN GENERAL			19

	13.1.	Disclaimers
		13.1.1.	Effect on Employment
		13.1.2.	Sole Source of Benefits
	13.2.	Applicable Laws
		13.2.1.	ERISA Status
		13.2.2.	Internal Revenue Code Status
	13.3.	Choice of Law

SCHEDULE I—	EMPLOYERS PARTICIPATING			SI-1

GRACO
RESTORATION PLAN
(2005 Statement)

SECTION 1

INTRODUCTION AND DEFINITIONS

1.1.    Preamble.   Effective as of July 1, 1998, the Board of Directors of Graco Inc. (“Graco”), a Minnesota corporation, established an unfunded restoration benefit plan (the “Plan”) consisting of:

(a)

an excess benefit plan designed to provide retirement benefits to eligible employees as a replacement for the retirement benefits limited under the Graco Employee Retirement Plan by operation of Section 415 of the Code (“Plan A”), which plan is not subject to the Employee Retirement Income Security Act of 1974 (“ERISA”), and

(b)

an excess compensation plan designed to provide benefits to eligible employees as a replacement for the retirement benefits limited under the Graco Employee Retirement Plan by operation of Section 401(a)(17) of the Code (“Plan B”), which plan is subject to ERISA as a so-called “top hat” plan for a select group of management or highly compensated employees.

Effective January 1, 2005, Graco restated the Plan in this nonqualified, unfunded, deferred compensation plan under section 409A of the Internal Revenue Code for the benefit of a select group of management or highly compensated employees of Graco and participating Employers.

1.2.     Definitions.    The definitions contained in Subsection 1.1 and the Rules of Interpretation contained in Subsection 1.2 of the Graco Employee Retirement Plan, as the same may be amended from time to time, are hereby incorporated herein by reference as if set forth herein in full, subject to the following qualifications. When the following terms are used herein with initial capital letters, they shall have the following meanings:

          1.2.1.     Chief Administrative Officer — the Chief Administrative Officer, the Vice President of Human Resources, or the senior officer responsible for the human resources function.

          1.2.2.     Committee — the Compensation Committee of the Board of Directors.

          1.2.3.     Compensation — “Compensation” as defined in the Graco Employee Retirement Plan, but disregarding Section 1.1.12(g) of the definition in the Graco Employee Retirement Plan it shall include Participant contributions to the Graco Deferred Compensation Plan (2005 Statement).

          1.2.4.     Disabled or Disability — an impairment which renders a Participant unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. A Disability must be evidenced by (i) a certification by a doctor of medicine, or (ii) the official written determination that the individual will be eligible for disability benefits under the federal Social Security Act.

          1.2.5.     Effective Date — January 1, 2005.

          1.2.6.     Employer — each of the following employers:

(a)	Graco,

(b)

Any employer affiliated with Graco that adopts the Plan with the consent of Graco and subject to such limitations (not inconsistent with federal law) as Graco may impose with respect to the extent that service with such employer prior to such adoption will be included in determining an employee’s initial eligibility to enroll as a Participant in the Plan, and

(c)	Any successor thereof that adopts the Plan.

The name of each Employer, the effective date of its adoption of the Plan, and a specification of whether an employee’s pre-adoption service with such Employer will be included in determining the Participant’s initial eligibility to enroll as a Participant in the Plan shall be set forth in Schedule I to this Plan Statement.

          1.2.7.     Graco — Graco Inc., a Minnesota corporation, and any successor thereof.

          1.2.8.     Graco Employee Retirement Plan — the tax-qualified defined benefit pension plan established by Graco for the benefit of employees eligible to participate therein, as amended in the written document entitled “Graco Employee Retirement Plan (1991 Restatement)” as the same may be further amended from time to time.

          1.2.9.     Participant — an employee of an Employer who is selected for participation in the Plan. An employee who has become a Participant shall continue as a Participant in the Plan until the date of the Participant’s death or, if earlier, the date upon which the Participant has received a distribution of the Participant’s entire Account under the Plan.

          1.2.10.     Plan — the nonqualified, unfunded, deferred compensation plan of Graco established for the benefit of employees eligible to participate therein, as first set forth in this Plan Statement. (As used herein, “Plan” refers to the legal entity established by Graco and not to the documents pursuant to which the Plan is maintained. Those documents are referred to herein as the “Plan Statement.”) The Plan shall be referred to as the “Graco Restoration Plan.”

          1.2.11.     Plan Statement — this document entitled “Graco Restoration Plan (2005 Restatement),” as the same may be amended from time to time.

          1.2.12.     Separation from Service — “Termination of Employment” as defined in the Graco Employee Retirement Plan, except a Termination of Employment shall occur only when a Participant has a separation from service for the purposes of section 409A of the Code.

SECTION 2

ELIGIBILITY TO PARTICIPATE

2.1.    General Eligibility Rule.   An employee of an Employer who satisfies the following three conditions:

(a)	is a Participant in the Graco Employee Retirement Plan, and

(b)

has experienced a legislated reduction in benefits under the Graco Employee Retirement Plan due to limitations imposed by section 415 of the Code, section 401(a)(17) of the Code, or who have experienced a reduction in benefits due to Participant contributions to the Graco Deferred Compensation Plan (2005 Statement), and

(c)	is selected for participation (as described in Section 2.2),

shall be eligible to become a Participant.

2.2.     Selection for Participation in the Plan.   Only employees who are selected for participation in the Plan by the Chief Administrative Officer shall be eligible to become a participant in the Plan. The Chief Administrative Officer shall not select any employee for participation unless the Chief Administrative Officer determines that such employee is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). Notwithstanding the foregoing, any employee who was a Participant in the Plan on December 31, 2004 shall continue to be a Participant in the Plan.

SECTION 3

CONTRIBUTIONS

3.1.    Participant Contributions.   No employee contributions are permitted under the Plan.

3.2.    Graco Contributions.   Graco may, in its sole discretion, establish a rabbi trust and make employer discretionary contributions to a rabbi trust to fund benefits due under the Plan.

SECTION 4

BENEFITS

4.1.     Benefits in General.   The benefits under the Plan are based on the formula contained in the Graco Employee Retirement Plan. Although the benefit amount is based on the formula in the Graco Employee Retirement Plan, no elections or optional forms of settlement under the Graco Employee Retirement Plan shall apply to the benefits under the Plan.

4.2.     Retirement Benefits.   For Participants who have a Separation from Service on or after October 1, 2006, upon the first day of the month after the later of (i) the Participant attains age 62, or (ii) the Participant has a Separation from Service, this Plan shall pay as a benefit to a Participant the excess, if any, of:

(a)	the amount that would have been payable to the Participant under the Graco Employee Retirement Plan if such benefit had been determined:

(i)	without regard to the benefit limitations under section 415 of the Code,

(ii)	without regard to the compensation limitation of section 401(a)(17) of the Code,

(iii)	by substituting the modified definition of “Compensation” contained in this Plan for the definition of “Compensation” contained in the Graco Employee Retirement Plan, and

(iv)	disregarding, however, any Accrued Benefit over an amount equal to the limit under section 401(a)(17) of the Code in the year payment of the benefit commences; minus

(b)	the amount paid and any amount to be paid from the Graco Employee Retirement Plan.

For Participants who have a Separation from Service before October 1, 2006, upon the first day of the month after the later of (i) the Participant attains age 62, or (ii) the Participant has a Separation from Service, this Plan shall pay as a benefit to a Participant the excess, if any, of:

(a)	the amount that would have been payable to the Participant under the Graco Employee Retirement Plan if such benefit had been determined:

(i)	without regard to the benefit limitations under section 415 of the Code,

(ii)	without regard to the compensation limitation of section 401(a)(17) of the Code,

(iii)	by substituting the modified definition of “Compensation” contained in this Plan for the definition of “Compensation” contained in the Graco Employee Retirement Plan, and

(iv)	disregarding, however, any Accrued Benefit over $170,000 per year; minus

(b)	the amount paid and any amount to be paid from the Graco Employee Retirement Plan.

4.3.     Death Benefits.   If a Participant dies before distribution of the Participant’s benefit is to commence and the Participant is married, the Plan shall pay as a benefit to the surviving spouse of a Participant, the excess, if any, of the amount determined under Subsection 4.2 that would be paid to a surviving spouse under the Graco Employee Retirement Plan.

4.4.     Effect of Misstatements by Participants.   If any Participant in any written statement required by an Employer or the Committee under the Plan misstates his age or the age of any person upon whose survival the payment of any benefit in respect of such Participant is contingent or any other fact the misstatement of which would affect the amount of the benefit payable hereunder, the amount of the benefit to be available with respect to such Participant will be adjusted retroactively to the amount which would have been payable if such fact or facts had not been misstated; provided, however, that in no event will the Plan be liable to pay any greater benefit with respect to any Participant than that which would have been payable on the basis of the truth.

SECTION 5

VESTING

A Participant shall be fully vested in the funds credited to the Participant’s Account at all times.

SECTION 6

UNFUNDED PLAN

The obligations to make payments under the Plan constitute only the unsecured (but legally enforceable) promises of Graco to make such payments. No Participant shall have any lien, prior claim or other security interest in any property of Graco and Affiliates. Graco shall have no obligation to establish or maintain any fund, trust or account (other than a bookkeeping account) for the purpose of funding or paying the benefits promised under the Plan. If such a fund, trust or account is established, the property therein that is allocable to an Employer shall remain the sole and exclusive property of that Employer.

SECTION 7

DISTRIBUTIONS

7.1.	Distribution.

7.1.1.	Time of Distribution.

(a)

Default Time of Distribution.   A Participant’s benefit shall commence as of the first day of the month after the later of the date (i) the Participant attains age 62, or (ii) the Participant has a Separation from Service. If a Participant dies before distribution of the Participant’s benefit is to commence and the Participant is married, the Participant’s benefit shall commence as of the first day of the month after the date the Participant would have attained age 62 (if the Participant had not died). If a Participant dies before distribution of the Participant’s benefit is to commence and the Participant is single, no benefit will be paid under the Plan.

(b)

Delay in Distribution to Key Employees.   Notwithstanding the foregoing, in the case of a distribution to a Participant who is a key employee where the timing of the distribution is based on the key employee’s Separation from Service, the date of distribution to the key employee shall be the first day of the month following the date that is six (6) months after the date of the key employee’s Separation from Service (or, if earlier, the date of the Participant’s death). A key employee shall be a key employee as defined in section 416(i) of the Code without regard to paragraph 5 of section 416(i) of the Code. All distributions under this Plan shall comply with the requirements of section 409A(a)(2)(B)(i) of the Code.

7.1.2.	Form of Distribution.

(a)

Default Form of Distribution.   If a Participant is married at the time distribution of a Participant’s benefit is to commence, a Participant’s benefit shall be paid in the form of a Qualified Joint and Survivor Annuity Form (an joint and survivor annuity paid over the life of the Participant and the annuity reduced and 50% of the annuity paid to the spouse after the Participant’s death if the spouse survives the Participant, although the annuity shall not be subject to the rules governing qualified joint and survivor annuities under the Code). If a Participant is single at the time distribution of a Participant’s benefit is to commence, a Participant’s benefit shall be paid in the Basic Pension Form (a single life annuity). If a Participant dies before distribution of the Participant’s benefit is to commence and the Participant is married, a Participant’s benefit shall be paid to the Participant’s spouse in the form of a survivor annuity as described under Section 4.1 of the Graco Employee Retirement Plan. If a Participant dies before distribution of the Participant’s benefit is to commence and the Participant is single, no benefit will be paid under the Plan.

(b)

Small Amount Lump Sum Distribution.   If the value of a Participant’s benefit under the Plan as of the date the Participant’s benefit is to commence is Ten Thousand Dollars ($10,000) or less, the benefit shall be paid in a single lump sum payment.

          7.1.3. Taxation of Distribution.   The Participant’s benefit shall be subject to Federal income and employment taxes at the time of payment or such earlier date as provided under the Code. The Participant’s benefit shall also be subject to applicable state taxes.

7.2.     General Distribution Rules.

          7.2.1.     Distribution in Cash.   Distribution of a Participant’s benefit shall be made in cash.

          7.2.2.     Facility of Payment. In case of the legal disability, including minority, of a Participant or Beneficiary entitled to receive any distribution under the Plan, payment shall be made, if the Chief Administrative Officer shall be advised of the existence of such condition:

(a)	To the duly appointed guardian or conservator of such Participant or Beneficiary, or

(b)	To the duly appointed attorney-in-fact or other legal representative of such Participant or Beneficiary, or

(c)

To a person or institution entrusted with the care or maintenance of the incompetent or disabled Participant or Beneficiary, provided, however, such person or institution has satisfied the Chief Administrative Officer that the payment will be used for the best interest and assist in the care of such Participant or Beneficiary, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator, attorney-in-fact or other legal representative of such Participant or Beneficiary as provided above.

Any payment made in accordance with the foregoing provisions of this section shall constitute a complete discharge of any liability or obligation of Graco and the Employers therefore.

          7.2.3.     Non-Duplication of Benefits. There shall be no duplication of benefits under the Plan by itself, or under and the Plan and the Graco Employee Retirement Plan. If by reason of employment a Participant is eligible for more than one benefit, the Participant shall receive only one benefit.

SECTION 8

SPENDTHRIFT PROVISION

No Participant or Beneficiary shall have any transmissible interest in any Account nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same, nor shall the Plan recognize any assignment thereof, either in whole or in part, nor shall the Account be subject to attachment, garnishment, execution following judgment or other legal process (including without limitation any domestic relations order, whether or not a “qualified domestic relations order” under section 414(p) of the Code and section 206(d) of ERISA) before the Account is distributed to the Participant or Beneficiary.

The power to designate Beneficiaries to receive the Account of a Participant in the event of death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber the Participant’s Account or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by Graco, the Committee, and the Chief Administrative Officer.

SECTION 9

AMENDMENT AND TERMINATION

9.1.    Amendment.   Graco reserves the power to amend this Plan Statement either prospectively or retroactively or both:

(a)	in any respect by action of its Board of Directors;

(b)	in any respect that does not materially increase the cost of the Plan by action of the Committee; and

(c)	in any respect with regard to eligibility, to add or remove participating employers by action of the Chief Administrative Officer.

The power to amend this Plan Statement may not be delegated.

9.2.    Discontinuance of Contributions and Termination of Plan.   Graco also reserves the right, by action of its Board of Directors, at any time to totally or partially terminate the Plan, and to reduce, suspend or discontinue contributions to the Plan.

9.3.     Merger or Spinoff of Plans.

          9.3.1.        In General.   The Committee may cause all or a part of the Plan to be merged with all or a part of any other plan. The Committee may cause all or a part of the Plan to be spun off to another plan.

          9.3.2.        Beneficiary Designations.   If assets and liabilities are transferred from another plan to the Plan, Beneficiary designations made under that plan shall become void with respect to deaths occurring on or after the date as of which such transfer is made and the Beneficiary designation rules of this Plan Statement shall apply beginning on such date.

SECTION 10

INDEMNIFICATION

Except as prohibited by applicable law, Graco shall defend, indemnify and hold harmless from any and all liabilities, costs and expenses (including legal fees), to the extent not covered by insurance, each officer, director or employee of Graco, who is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding with respect to the Plan, whether imposed under ERISA or otherwise, wherever brought, whether civil, criminal, administrative or investigative by reason of the fact that the individual is or was a fiduciary or administrator of the Plan (as defined in ERISA), or by reason of acting in any other capacity in connection with the Plan. No such indemnification, however, shall be required or provided if such liability arises (i) from the individual’s claim for the individual’s own benefit, (ii) from the proven willful misconduct, fraud or the bad faith of the individual, or (iii) from the criminal misconduct of such individual if the individual had reason to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the individual’s conduct was unlawful. This indemnification shall continue as to an individual who has ceased to be an officer, director or employee of Graco and shall inure to the benefit of the heirs, executors and administrators of such an individual.

SECTION 11

DETERMINATIONS — CLAIM PROCEDURES

11.1.     Determinations.   The benefits under the Plan will be paid only if the Chief Administrative Officer and, to the extent a Participant appeals a claim, the Committee decide in their discretion that the applicant is entitled to them. The Chief Administrative Officer has discretionary authority to grant or deny benefits under the Plan. The Chief Administrative Officer shall have the sole discretion, authority and responsibility to interpret and construe this Plan Statement and all relevant documents and information, and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of all persons to benefits and the amounts of their benefits. The Chief Administrative Officer shall make such determinations as may be required from time to time in the administration of the Plan. This discretionary authority shall include all matters arising under the Plan. An application for a distribution shall be considered as a claim.

11.2.     Claim and Review Procedures.   Until modified by the Committee, the claim and review procedures set forth in the Graco Employee Retirement Plan shall be the mandatory claims and review procedure for the resolution of disputes and disposition of claims filed under the Plan to be reviewed by the Chief Administrative Officer and the Committee.

SECTION 12

PLAN ADMINISTRATION

12.1.    Board of Directors.   The Board of Directors shall have the authority to amend, freeze or terminate the Plan.

12.2.    Committee.   Functions generally assigned to the Committee may be delegated to and discharged by Graco’s officers or a committee.

12.3.    Chief Administrative Officer.   Functions generally assigned to the Chief Administrative Officer may be delegated to and discharged by employees of Graco’s Human Resources Department. The Vice President shall not have any authority with respect to the determination of any matter specially affecting his or her individual interest in the Plan (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being vested in and exercisable only by the Committee.

12.4.     Fiduciary Responsibility — In General.

        12.4.1.     Limitation on Authority.   No action taken by any fiduciary, if authority to take such action has been delegated or redelegated to it, shall be the responsibility of any other fiduciary except as may be required by the provisions of ERISA. Except to the extent imposed by ERISA, no fiduciary shall have the duty to question whether any other fiduciary is fulfilling all of the responsibility imposed upon such other fiduciary by this Plan Statement or by ERISA

        12.4.2.     Dual Capacity.   Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

12.5.     Administrator.   Graco shall be the administrator for purposes of section 3(16)(A) of ERISA.

12.6.     Named Fiduciaries.   The Chief Administrative Officer and the Committee shall be named fiduciaries.

12.7.     Service of Process.   In the absence of any designation to the contrary by Graco, the General Counsel of Graco is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

12.8.    Rules and Regulations.   Any rule not in conflict or at variance with the provisions hereof may be adopted by the Committee.

12.9.    Method of Executing Instruments.   Information to be supplied or written notices to be made or consents to be given by Graco or the Committee pursuant to any provision of this Plan Statement may be signed in the name of Graco by any officer or by any employee who has been authorized to make such certification or to give such notices or consents or by any Committee member.

12.10.    Information Furnished by Participants.   Neither Graco, the Committee, or the Chief Administrative Officer shall be liable or responsible for any error in the computation of the Account of a Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to Graco, the Committee, or the Chief Administrative Officer, and used by them in determining the Participant’s Account. Neither Graco, the Committee, or the Chief Administrative Officer shall be obligated or required to increase the Account of such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the Account of any Participant which is overstated by reason of any such misstatement shall be reduced to the amount appropriate for the Participant in view of the truth.

12.11.    Receipt of Documents.   If a form or document must be filed with or received by Graco, the Committee, or the Chief Administrative Officer (the “appropriate entity”), it must be actually received by the appropriate entity to be effective. The determination of whether or when a form or document has been received by the appropriate entity shall be made by the Chief Administrative Officer on the basis of what documents are acknowledged by the appropriate entity to be in its actual possession without regard to the “mailbox rule” or similar rule of evidence. The absence of a document in the appropriate entity’s records and files shall be conclusive and binding proof that the document was not received by the appropriate entity.

12.12.    Powers of Attorney.   The Plan shall recognize a document submitted to the Chief Administrative Officer by which a Participant or Beneficiary appoints another person as his or her attorney in fact, under the following rules:

(a)	that neither Graco or the Chief Administrative Officer shall be required to determine whether the document complies with the applicable state law regarding powers of attorneys or attorneys in fact;

(b)

that if the document enumerates one or more specific powers in addition to a general power to act, the enumeration of one or more specific powers shall not be deemed to limit the generality of the general power to act; in other words, the general power shall continue to be in force; and

(c)	that the document is signed by the Participant or Beneficiary and is notarized.

The Chief Administrative Officer may establish additional rules for the acceptance of powers of attorneys for Plan purposes. The Chief Administrative Officer may review the document as to whether it complies with the rules. If there is a conflict between the action of a court appointed guardian or conservator and an attorney in fact, then the authority of the court appointed guardian or conservator shall be recognized as superior to that of an attorney in fact.

12.13.     Guardians and Conservators.   The Plan shall recognize the authority of a court appointed guardian or conservator to act on behalf of a Participant or Beneficiary to the extent such action is within the authority granted to the court appointed guardian or conservator.

SECTION 13

IN GENERAL

13.1.   Disclaimers.

          13.1.1.    Effect on Employment.   Neither the terms of this Plan Statement nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee, and Graco shall not be obligated to continue the Plan. The terms of this Plan Statement shall not give any employee the right to be retained in the employment of an Employer.

          13.1.2.    Sole Source of Benefits.   Neither Graco nor any of its officers nor any member of its Board of Directors nor any member of the Committee in any way guarantee Participant Accounts against loss or depreciation, nor do they guarantee the payment of any benefit or amount which may become due and payable hereunder to any Participant, Beneficiary, or other person. Each Participant, Beneficiary, or other person entitled at any time to payments hereunder shall look solely to the assets of Graco and the Participant’s Employer for such payments. If an Account shall have been distributed to a former Participant, Beneficiary, or any other person entitled to the receipt thereof, such former Participant, Beneficiary, or other person, as the case may be, shall have no further right or interest in the other assets.

13.2.     Applicable Laws.

          13.2.1.     ERISA Status.   The Plan is maintained with the understanding that the Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in sections 201(2), 301(3) and 401(a)(1) of ERISA, and section 2520.104-23 of the regulations under ERISA. Each provision shall be interpreted and administered accordingly.

          13.2.2.     Internal Revenue Code Status.   The Plan is maintained as a nonqualified deferred compensation arrangement under section 409A of the Code. The rules of section 401(a) et. seq. of the Code shall not apply to the Plan. The rules of sections 3121(v) and 3306(r)(2) of the Code shall apply to the Plan. Each provision shall be interpreted and administered accordingly. Notwithstanding the foregoing, neither Graco nor any of its officers, directors, agents or affiliates shall be obligated, directly or indirectly, to any Participant or any other person for any taxes, penalties, interest or like amounts that may be imposed on the Participant or other person on account of any amounts under this Plan or on account of any failure to comply with the Code.

13.3.        Choice of Law.   This instrument has been executed and delivered in the State of Minnesota and, except to the extent that federal law is controlling, shall be construed and enforced in accordance with the laws of the State of Minnesota.

SCHEDULE I

EMPLOYERS PARTICIPATING

	Name of Employer	Effective Date of Plan Adoption

1.	Graco Inc.	01/01/1998

2.	Graco Minnesota Inc.	01/01/1998